Exhibit 99

[LOGO] RPC
An Oil & Gas Services Company

FOR IMMEDIATE RELEASE

             RPC, Inc. Reports 2005 First Quarter Financial Results

      o     Revenues for the First Quarter Increased 15.4 Percent over Prior
            Year

      o Diluted EPS for the First Quarter Increased by 76.9 Percent to $0.23, Compared to $0.13 in the First Quarter of the Prior Year

ATLANTA, April 27, 2005 -- RPC, Inc. (NYSE: RES) announced its unaudited results for the first quarter ended March 31, 2005. RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States and in selected international markets.

For the quarter ended March 31, 2005, revenues increased 15.4 percent to $92,330,000 compared to $80,002,000 in the first quarter last year. Operating profit for the quarter was $14,233,000 compared to $9,233,000 in the prior year. Net income was $9,927,000, or $0.23 diluted earnings per share, compared to $5,801,000 or $0.13 diluted earnings per share last year.

Cost of services rendered and goods sold was $50,411,000, or 54.6 percent of revenues, during the first quarter of 2005, compared to $47,107,000, or 58.9 percent of revenues, in the prior year. The increase in these costs was due to the variable nature of many of these expenses, including fuel costs, maintenance and repair expenses, and materials and supplies expenses. As a percentage of revenues, however, these costs decreased because of improved pricing and higher equipment and personnel utilization and leveraging fixed costs over higher revenues. Selling, general and administrative expenses increased by 21.7 percent in the first quarter of 2005 to $18,406,000 from $15,126,000 in the prior year. This increase was due primarily to higher salary and wage expenses and increased incentive compensation consistent with higher activity levels and improved profitability. These costs also increased due to increased public company compliance costs. As a percentage of revenues, these costs increased to 19.9 percent in 2005 compared to 18.9 percent last year. Depreciation and amortization were $9,280,000 during the quarter, 8.7 percent higher than last year. This increase was due to the higher level of capital expenditures made during the recent quarters. Other income in the first quarter increased to $1,896,000 in 2005 compared to $149,000 last year due primarily to proceeds from a litigation settlement.

"RPC's first quarter results reflect continued high activity levels, improved pricing, and capacity growth in our strongest service lines," stated Richard A. Hubbell, RPC's President and Chief Executive Officer. "The average domestic rig count during the first quarter was 1,283, 14.7 percent higher than the same period in 2004. The average price of oil increased almost 44 percent and the average price of natural gas increased by more than 16 percent during the quarter compared to the prior year, both of which served to drive the higher rig count. Our domestic revenues grew compared to the prior year, due to increases in capacity, utilization, and pricing. Our consolidated revenue growth rate was impacted by a decline in our international revenues. Revenues declined in our Kuwait operation, although this decline was partially offset by increases from new business in China. In addition, the strength in our domestic oilfield revenues compared to the prior year was partially offset by no revenue from our domestic marine liftboat division and from a non-oilfield business unit, both of which were sold subsequent to the end of the first quarter of 2004. We continued to support our strong service lines by making over $13 million in capital expenditures during the quarter, which enhanced our equipment's operating condition and increased our capacity."

Page 2
1st Quarter 2005 Press Release


Summary of Segment Operating Performance

RPC's business segments are Technical Services and Support Services.

Technical Services includes RPC's oilfield service lines that utilize people and equipment to perform value-added completion, production and maintenance services directly to a customer's well. These services are generally directed toward improving the flow of oil and natural gas from producing formations or to address well control issues. The Technical Services include pressure pumping, snubbing, coiled tubing, nitrogen, wireline, well control, downhole tools, surface production equipment, casing installation services, and fishing tool operations.

Support Services includes RPC's oilfield service lines that provide equipment for customer use or services to assist customer operations. The equipment and services offered include rental of drill pipe and related tools, pipe handling, inspection and storage services and oilfield training services.

Both Technical Services and Support Services experienced stronger results due to the increased drilling rig count and related customer activity. Technical Services revenues rose 19.0 percent for the quarter compared to the prior year, driven by higher activity, capacity and pricing in particular in pressure pumping but also in other service lines in this segment, offset by decreases in snubbing revenues due to declines in international revenues. Support Services revenues rose by 22.7 percent during the quarter compared to the prior year. This increase was driven by increased capacity and utilization in the rental tool division, which is the largest service line within Support Services. This increase was partially offset by no revenues from our marine liftboat division, which was sold during the fourth quarter of 2004. Other revenues declined, partially due to the sale in April 2004 of a non-oilfield business unit. Corporate expenses increased primarily due to higher public company compliance costs.

                                                    Three Months Ended March 31,
                                                    ----------------------------
                                                       2005            2004
                                                    ----------------------------
                                                          (in thousands)
Revenues:
   Technical services                                $ 77,958        $ 65,486
   Support services                                    14,355          11,700
   Other                                                   17           2,816
------------------------------------------------     --------        --------
Total revenues                                       $ 92,330        $ 80,002
------------------------------------------------     --------        --------
Operating profit (loss):
   Technical services                                $ 14,788        $ 11,150
   Support services                                     2,171             139
   Other                                                 (165)           (211)
   Corporate expenses                                  (2,561)         (1,845)
------------------------------------------------     --------        --------
Total operating profit (loss)                        $ 14,233        $  9,233
------------------------------------------------     --------        --------
Other income, net                                       1,896             149
Interest expense, net                                     (92)             25
------------------------------------------------     --------        --------
Income (loss) before income taxes                    $ 16,221        $  9,357
================================================     ========        ========

Page 3
1st Quarter 2005 Press Release


RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest and Rocky Mountain regions, and in selected international markets. RPC's investor website can be found at www.rpc.net.

For information about RPC, Inc., please contact:

BEN M. PALMER
Chief Financial Officer
404.321.2140
irdept@rpc.net

JIM LANDERS
Corporate Finance
404.321.2162
jlanders@rpc.net

Page 4
1st Quarter 2005 Press Release

RPC INCORPORATED AND SUBSIDIARIES

------------------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF OPERATIONS  (In thousands except per share data)
------------------------------------------------------------------------------------------------------------------------------------
Periods ended March 31, (Unaudited)                                                        First Quarter
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                            % BETTER
                                                                                     2005                  2004              (WORSE)
------------------------------------------------------------------------------------------------------------------------------------
REVENUES                                                                           $ 92,330              $ 80,002             15.4%
COSTS AND EXPENSES:
Cost of services rendered and goods sold                                             50,411                47,107             (7.0)
Selling, general and administrative expenses                                         18,406                15,126             (21.7)
Depreciation and amortization                                                         9,280                 8,536             (8.7)
------------------------------------------------------------------------------------------------------------------------------------
Operating profit                                                                     14,233                 9,233             54.2
Interest (income) expense, net                                                          (92)                   25               NM
Other income, net                                                                     1,896                   149               NM
------------------------------------------------------------------------------------------------------------------------------------
Income before income taxes                                                           16,221                 9,357             73.4
Income tax provision                                                                  6,294                 3,556             (77.0)
------------------------------------------------------------------------------------------------------------------------------------
NET INCOME                                                                         $  9,927              $  5,801             71.1%
====================================================================================================================================

EARNINGS PER SHARE
   Basic                                                                           $   0.23              $   0.14             64.3%
                                                                                   =================================================
   Diluted                                                                         $   0.23              $   0.13             76.9%
                                                                                   =================================================

AVERAGE SHARES OUTSTANDING
     Basic                                                                           42,614                42,401
                                                                                   ===============================
     Diluted                                                                         44,033                43,071
                                                                                   ===============================

Page 5
1st Quarter 2005 Press Release


RPC INCORPORATED AND SUBSIDIARIES

--------------------------------------------------------------------------------
CONSOLIDATED BALANCE  SHEETS
--------------------------------------------------------------------------------
At March 31, (Unaudited)                                    (In thousands)
--------------------------------------------------------------------------------
                                                          2005          2004
--------------------------------------------------------------------------------
ASSETS
Cash and cash equivalents                              $  22,272      $  13,229
Accounts receivable, net                                  79,805         66,338
Inventories                                               11,565         10,838
Deferred income taxes                                      5,151          5,250
Income taxes receivable                                      286          2,074
Prepaid expenses and other current assets                  3,462          3,363
--------------------------------------------------------------------------------
  Total current assets                                   122,541        101,092
--------------------------------------------------------------------------------
Property, plant and equipment, net                       117,941        108,916
Goodwill and other intangibles, net                       20,509         15,905
Other assets                                               3,121          1,870
--------------------------------------------------------------------------------
  Total assets                                         $ 264,112      $ 227,783
================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable                                       $  23,804      $  22,038
Accrued payroll and related expenses                       7,645          6,227
Accrued insurance expenses                                 3,844          3,130
Accrued state, local and other taxes                       1,581            950
Current portion of long-term debt                          2,000            700
Other accrued expenses                                     5,086          3,793
--------------------------------------------------------------------------------
  Total current liabilities                               43,960         36,838
--------------------------------------------------------------------------------
Accrued insurance expenses                                 6,294          5,798
Long-term debt                                                --          4,800
Pension liabilities                                       10,527          9,220
Deferred income taxes                                     11,467         13,415
Other long-term liabilities                                1,372          1,598
--------------------------------------------------------------------------------
  Total liabilities                                       73,620         71,669
--------------------------------------------------------------------------------
Common stock                                               4,347          4,295
Capital in excess of par value                            30,842         25,401
Retained earnings                                        168,411        133,766
Deferred compensation                                     (6,335)        (1,015)
Accumulated other comprehensive loss                      (6,773)        (6,333)
--------------------------------------------------------------------------------
  Total stockholders' equity                             190,492        156,114
--------------------------------------------------------------------------------
  Total liabilities and stockholders' equity           $ 264,112      $ 227,783
================================================================================

Page 6
1st Quarter 2005 Press Release


RPC INCORPORATED AND SUBSIDIARIES
--------------------------------------------------------------------------------
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
Three months ended March 31, (Unaudited)                    (In thousands)
--------------------------------------------------------------------------------
                                                         2005            2004
--------------------------------------------------------------------------------
Operating Activities:
  Net income                                           $  9,927        $  5,801
  Depreciation, amortization and
    other non-cash charges                                9,621           8,555
  Other net changes in operating
    activities                                          (10,428)        (14,026)
--------------------------------------------------------------------------------
    Net cash provided by operating
      activities                                          9,120             330
--------------------------------------------------------------------------------

Investing Activities:
  Capital expenditures                                  (13,318)         (8,625)
  Other investing activities                                947             453
--------------------------------------------------------------------------------
    Net cash used for investing
      activities                                        (12,371)         (8,172)
--------------------------------------------------------------------------------

Financing Activities:
  Payment of dividends                                   (1,704)           (859)
  Payments on debt                                       (2,800)           (410)
  Cash paid for common stock
    purchased and retired                                   (73)              0
  Proceeds from exercise of
    stock options                                           464              38
--------------------------------------------------------------------------------
    Net cash used for financing
      activities                                         (4,113)         (1,231)
--------------------------------------------------------------------------------

Net decrease in cash and
  cash equivalents                                       (7,364)         (9,073)
Cash and cash equivalents at
  beginning of period                                    29,636          22,302
--------------------------------------------------------------------------------
Cash and cash equivalents at
  end of period                                        $ 22,272        $ 13,229
================================================================================